Exhibit 4.8











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                          FIRST SUPPLEMENTAL INDENTURE

                                     BETWEEN

                                    DPL INC.

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE

                           DATED AS OF AUGUST 31, 2001

            8 1/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                              DUE SEPTEMBER 1, 2031
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

Section 1.01      Definition of Terms..........................................2


                                   ARTICLE II

            GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED
                                   DEBENTURES

Section 2.01      Designation and Principal Amount.............................5
Section 2.02      Stated Maturity..............................................6
Section 2.03      Form and Payment.............................................6
Section 2.04      Exchange and Registration of Transfer of Junior
                  Subordinated Debentures; Restrictions on Transfers;
                  Depositary...................................................6
Section 2.05      Interest.....................................................9


                                   ARTICLE III

                REDEMPTION of THE JUNIOR SUBORDINATED DEBENTURES

Section 3.01      Tax Event or Investment Company Event Redemption............10
Section 3.02      Optional Redemption by Company..............................11
Section 3.03      Notice of Redemption........................................11


                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

Section 4.01      Extension of Interest Payment Period........................11
Section 4.02      Notice of Extension.........................................12


                                    ARTICLE V

                                    EXPENSES

Section 5.01      Payment of Expenses.........................................12
Section 5.02      Payment upon Resignation or Removal.........................13


                                   ARTICLE VI

                      FORM OF JUNIOR SUBORDINATED DEBENTURE

Section 6.01      Form of Junior Subordinated Debenture.......................13


                                   ARTICLE VII

                ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES

Section 7.01      Original Issue of Junior Subordinated Debentures............13


                                  ARTICLE VIII

                             EXCHANGE OF SECURITIES

Section 8.01      Mandatory Tender in Exchange Offer..........................14


                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.01      Ratification of Indenture; First Supplemental
                  Indenture Controls..........................................14
Section 9.02      Trustee Not Responsible for Recitals........................14
Section 9.03      Governing Law...............................................14
Section 9.04      Separability................................................15
Section 9.05      Counterparts................................................15


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         FIRST SUPPLEMENTAL INDENTURE, dated as of August 31, 2001 (the "First
Supplemental Indenture"), between DPL Inc., an Ohio corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee") under the Indenture dated as of August 31, 2001 between the Company and the Trustee (the "Base Indenture" and, together with this First Supplemental Indenture, the "Indenture").

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debentures (the "Debentures") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two separate series of its Debentures, both to be known as its 8 1/8% Junior Subordinated Deferrable Interest Debentures due September 1, 2031 (collectively, the "Junior Subordinated Debentures"), the form and substance of such Junior Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

         WHEREAS, the Company desires that (x) the first series of Junior Subordinated Debentures (the "Private Debentures") be originally issued on August 31, 2001 pursuant to the Indenture, the Purchase Agreement (as defined below) and the Trust Agreement (as defined in Section 1.01), and (y) the second series of Junior Subordinated Debentures (the "Exchange Debentures") be issuable upon surrender of and in exchange for the Private Debentures pursuant to Section 8.01;

         WHEREAS, DPL Capital Trust II, a Delaware statutory business trust (the "Trust"), has offered to Morgan Stanley & Co. Incorporated (the "Purchaser") pursuant to the Purchase Agreement (the "Purchase Agreement") dated August 24, 2001 among the Purchaser, the Trust and the Company in a private placement $300,000,000 aggregate liquidation amount of its 8 1/8% Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust, which Capital Securities are guaranteed to the extent set forth in the Guarantee Agreement, and proposes to invest the proceeds from the sale of the Capital Securities, together with the proceeds of the sale by the Trust to the Company of $9,300,000 aggregate liquidation amount of its Common Securities, in $309,300,000 aggregate principal amount of the Junior Subordinated Debentures; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

         NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Debentures by the Trust, and for the purpose of setting forth, as provided in the

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Base Indenture, the form and substance of the Junior Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.01 Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms which are defined in the Base Indenture have the same meanings when used in this First Supplemental Indenture;

                  (b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (c) all other terms used herein which are defined in the Trust Indenture Act of 1939, whether directly or by reference therein, have the meanings assigned to them therein;

                  (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

                  (e) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

                  (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (g) headings are for convenience of reference only and do not affect interpretation; and

                  (h) the following terms have the meanings given to them in the Trust Agreement: (i) Additional Distributions, (ii) Administrative Trustee,
(iii) Affiliate, (iv) Capital Securities Certificate, (v) Clearstream, (vi) Delaware Trustee, (vii) Distribution Compliance Period, (viii) Distributions,
(ix) Euroclear, (x) Exchange Act, (xi) Exchange and Registration Rights Agreement, (xii) Exchange Offer, (xiii) Guarantee Agreement, (xiv) Institutional Accredited Investor, (xv) Minimum Transfer Legend, (xvi) 144A Global Security,
(xvii) Portal Market, (xviii) Private Placement Legend, (xix) Property Trustee,
(xx) QIB, (xxi) Regulation S, (xxii) Regulation S Global Security, (xxiii) Rule 144, (xxiv) Rule 144A, (xxv) Rule 144(k), (xxvi) Securities Act, (xxvii) Transfer Restriction Termination Date, and (xxviii) Trust Security.

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         "Additional Interest" has the meaning specified in Section 2.05.

         "Capital Securities" has the meaning specified in the fourth recital to this First Supplemental Indenture.

         "Comparable Treasury Issue" means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to September 1, 2031 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after September 1, 2031, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Comparable Treasury Price" means, with respect to any redemption date,
(A) the average of up to five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Coupon Rate" has the meaning specified in Section 2.05(a).

         "Debentures" has the meaning specified in the first recital to this First Supplemental Indenture.

         "Definitive Debenture Certificates" means Debentures issued in definitive, fully registered form.

         "Depositary" has the meaning specified in the Base Indenture.

         "Exchange Debentures" has the meaning specified in the third recital to this First Supplemental Indenture.

         "Extension Period" has the meaning specified in Section 4.01.

         "Global Debenture" has the meaning specified in Section 2.04(a).

         "Global Private Debenture" has the meaning specified in Section
2.04(d).

         "Interest Payment Date" has the meaning specified in Section 2.05.

         "Junior Subordinated Debentures" has the meaning specified in the second recital to this First Supplemental Indenture and, unless the context otherwise requires, shall include any Exchange Debentures to be issued and exchanged for any Private Debentures.

         "Liquidation Amount" means the stated amount of $1,000 per Capital Security.



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         "Optional Redemption Make-Whole Amount" means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Debentures being redeemed or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of the scheduled payments of principal and interest on such Junior Subordinated Debentures from the redemption date to September 1, 2031 discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points.

         "Optional Redemption Price" has the meaning specified in Section 3.2.

         "Quotation Agent" means Morgan Stanley & Co. Incorporated and its successors as selected by the Company; provided, however, that if any of the foregoing ceases to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "144A Global Debenture" has the meaning specified in Section 2.04(c).

         "Private Debentures" has the meaning specified in the third recital to this First Supplemental Indenture.

         "Purchase Agreement" has the meaning specified in the fourth recital to this First Supplemental Indenture.

         "Purchaser" has the meaning specified in the fourth recital to this First Supplemental Indenture.

         "Record Date" has the meaning specified in Section 2.05(a).

         "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer; and (ii) up to four other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         "Regulation S Global Debenture" has the meaning specified in Section 2.04(d).

         "Special Event Redemption Make-Whole Amount" means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Debentures being redeemed or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of scheduled payments of principal and interest on such Junior Subordinated Debentures from the redemption date to September 1, 2031, discounted to the redemption date



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on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

         "Special Event Redemption Price" has the meaning specified in Section 3.1.

         "Special Interest" has the meaning specified in Section 2.05(c).

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the time period from the redemption date to September 1, 2031 (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         "Trust" has the meaning specified in the fourth recital to this First Supplemental Indenture.

         "Trust Agreement" means the Amended and Restated Trust Agreement dated as of August 31, 2001 among the Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust.

                                   ARTICLE II

            GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED
            -------------------------------------------------------
                                   DEBENTURES
                                   ----------

         Section 2.01 Designation and Principal Amount. There is hereby authorized two series of Debentures, both to be designated the "8 1/8% Junior Subordinated Deferrable Interest Debentures due September 1, 2031," and each in the initial aggregate principal amount of $309,300,000, which amount shall be as set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Debentures pursuant to Section 2.01 of the Base Indenture and Section 7.01(a). Additional Junior Subordinated Debentures without limitation as to amount, and without the consent of the holders of the then Outstanding Junior Subordinated Debentures, may also be authenticated and delivered in the manner provided in Section 2.01 of the Base Indenture. Any such additional Junior Subordinated Debentures may be


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authenticated and delivered before or after the Exchange Offer and will have the same Stated Maturity and other terms as those initially issued.

         Section 2.02 Stated Maturity. The Stated Maturity of the Junior Subordinated Debentures is September 1, 2031, and shall not be subject to shortening or extension.

         Section 2.03 Form and Payment. The Junior Subordinated Debentures shall initially be issued to the Trust in the form of one or more Definitive Debenture Certificates without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and shall contain the Private Placement Legend. Principal and interest on the Junior Subordinated Debentures issued in definitive form will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the principal corporate trust office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the registered holder of any Junior Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Additional Interest, Special Interest and Additional Tax Sums, if any) on such Junior Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee. The Register for the Junior Subordinated Debentures shall be kept at the principal corporate trust office of the Trustee. The Trustee is hereby appointed registrar for the Junior Subordinated Debentures.

         Section 2.04 Exchange and Registration of Transfer of Junior Subordinated Debentures; Restrictions on Transfers; Depositary. If distributed to holders of Capital Securities pursuant to Section 9.4 of the Trust Agreement, the Junior Subordinated Debentures will be issued to such holders in the same form as the Capital Securities that such Junior Subordinated Debentures replace in accordance with the following procedures:

         (a) So long as Junior Subordinated Debentures are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Debentures that are so eligible will be represented by one or more Junior Subordinated Debentures in global form (a "Global Debenture") registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.04(i) below, beneficial owners of a Global Debenture shall not be entitled to have Definitive Debenture Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Debenture Certificates and will not be registered holders of such Global Debentures; provided, however, that a Definitive Debenture Certificate shall be issued upon any transfer of a beneficial interest in a Global Private Debenture to the Company or an Affiliate of the Company and no Definitive Debenture Certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be resold, retransferred or included in any Private Global Security until such Private Debenture is freely tradeable in accordance with Rule 144(k) or exchanged for an Exchange Debenture.

         (b) The transfer and exchange of beneficial interests in Global Debentures shall be effected through the Depositary in accordance with the Indenture and the procedures and


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standing instructions of the Depositary and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Debentures.

         (c) Private Debentures that are distributed in replacement of Private Capital Securities represented by a 144A Global Security will be represented by a global Private Debenture (a "144A Global Debenture"). Transfers of beneficial interests in a 144A Global Debenture will be subject to the restrictions on transfer contained in the Private Placement Legend.

         (d) Private Debentures that are distributed in replacement of Private Capital Securities represented by a Regulation S Global Security will be represented by a global Private Debenture (a "Regulation S Global Debenture", and together with the 144A Global Debenture, the "Global Private Debenture"). Prior to the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Debenture may only be held by the Depositary's participants in the name of a nominee of Euroclear or Clearstream. After the expiration of the Distribution Compliance Period, transfers of beneficial interests in a Regulation S Global Debenture will not be subject to any restrictions and beneficial interests in the Regulation S Global Debenture may be held by the Depositary's participants other than in the name of a nominee of Euroclear and Clearstream.

         (e) Private Debentures that are distributed in replacement of Definitive Capital Securities Certificates will be represented by Definitive Debenture Certificates and transfers will be subject to the Private Placement Legend and the requirements of Section 2.04(g)(1) or (g)(2).

         (f) Exchange Debentures that are distributed in replacement of Exchange Capital Securities will be represented by a Global Debenture or in such other form as the Trustee may direct.

         (g) Unless and until the earlier of (i) the date upon which Private Debentures are exchanged for Exchange Debentures in connection with an effective registration statement pursuant to the Exchange and Registration Rights Agreement or (ii) the Transfer Restriction Termination Date:

                        (1) Definitive to Definitive Transfers. Any transfer of a Definitive Debenture Certificate shall be registered upon the Register only upon receipt by the Trustee of such Definitive Debenture Certificate accompanied by a duly completed and executed assignment in the form of Exhibit A-1 and, in the case of a transfer to an Institutional Accredited Investor, upon the receipt by the Trustee of a written certificate in the form of Exhibit B (or other certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is exempt from the registration requirements of the Securities Act);

                        (2) Definitive into a 144A Global Debenture. So long as Private Debentures are eligible for book-entry settlement with the Depositary or unless otherwise required by law, upon any transfer of a Definitive Debenture Certificate to a QIB in accordance with Rule 144A or to a non-U.S. Person in accordance with Regulation S, and upon receipt of the Definitive Debenture Certificate being so transferred, accompanied by


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          a duly completed and executed assignment in the form attached hereto as Exhibit A-1, the Trustee shall make an endorsement on any 144A Global Debenture or any Regulation S Global Debenture, as the case may be, to reflect an increase in such Global Debenture and the Trustee shall cancel such Definitive Debenture Certificate;

                        (3) 144A Global Debenture into Regulation S Global Debenture. Any transfer in accordance with Rule 904 of Regulation S of a beneficial interest in a 144A Global Debenture to a transferee that takes delivery in the form of a beneficial interest in a Regulation S Global Debenture shall be reflected by an increase in a Regulation S Global Debenture and a corresponding decrease in the 144A Global Debenture, in each case by the Trustee making an endorsement on such Global Private Debenture, only upon receipt by the Trustee of a written certificate in the form of Exhibit C (or such other certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to such Rule 904); and

                        (4) Regulation S Global Debenture into 144A Global Debenture. Any transfer of a beneficial interest in a Regulation S Global Debenture to a transferee that takes delivery in the form of a beneficial interest in a 144A Global Debenture shall be reflected by an increase in the 144A Global Debenture and a corresponding decrease in the Regulation S Global Debenture in each case by the Trustee making an endorsement on such Global Private Debenture, and, prior to the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certificate in the form of Exhibit D (or such other certifications, legal opinions or other information as the Company may reasonably require).

         (h) Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Depositary, by any national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Private Debentures to be tradeable on the Portal Market or as may be required for the Private Debentures to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Junior Subordinated Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Junior Subordinated Debentures are subject.

         (i) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.04(i)), a Global Debenture may not be exchanged in whole or in part for Definitive Debenture Certificates, and no transfer of a Global Debenture may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Debenture, or (iii) the Company, in its sole discretion, instructs the Trustee to exchange such



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Global Debenture for a Definitive Debenture Certificates (in which case such exchange shall be effected by the Trustee).

         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debentures. Initially, any Global Debentures shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Depository or the Trustee as custodian for Cede & Co.

         Definitive Debenture Certificates issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.04(i) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Debenture Certificates to the person in whose names such Definitive Debenture Certificates are so registered.

         So long as Junior Subordinated Debentures are represented by one or more Global Debentures, (i) the registrar for the Junior Subordinated Debentures and the Trustee shall be entitled to deal with the Depositary for all purposes of the Indenture relating to such Global Debentures as the sole holder of the Junior Subordinated Debentures evidenced by such Global Debentures and shall have no obligations to the holders of beneficial interests in such Global Debentures; and (ii) the rights of the holders of beneficial interests in such Global Debentures shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such holders and the Depositary and/or the participants in the Depositary.

         At such time as all interests in a Global Debenture have been redeemed, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for Definitive Debenture Certificates, redeemed by the Company pursuant to Article 3 or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction or increase.

         Any beneficial interest in one of the Global Debentures that is transferred to an owner who takes delivery in the form of an interest in the other Global Debentures will, upon transfer, cease to be an interest in the former Global Debenture and will become an interest in the latter Global Debentures and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such latter Global Debenture for so long as it remains such an interest.

         Section 2.05 Interest. (a) Each Junior Subordinated Debenture will bear interest at the rate of 8 1/8% per annum (the "Coupon Rate") from the Closing Date (as defined in the Purchase Agreement) until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is


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enforceable under applicable law) on any overdue installment of interest at the
Coupon Rate ("Additional Interest"), compounded semiannually, payable (subject to the provisions of Article 4) semiannually in arrears on the 1st day of March and September of each year (each, an "Interest Payment Date"), commencing on March 1, 2002, to the Person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Record Date next preceding such Interest Payment Date. The "Record Date" for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Debenture is registered to a holder other than the Property Trustee or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth day of the calendar month next preceding the month in which the applicable Interest Payment Date occurs or, if such fifteenth day of the month is not a Business Day, then the Business Day next preceding such day. Until liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months (and for any partial periods on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable.

         (c) If the Company does not comply with certain of its obligations under the Exchange and Registration Rights Agreement, the Private Debentures shall, in accordance with Section 2(e) of the Exchange and Registration Rights Agreement, bear additional interest ("Special Interest") in addition to the interest provided for in Section 2.05(a).

         (d) The Company will pay any Additional Tax Sums on the Junior Subordinated Debentures pursuant to Section 4.08 of the Base Indenture.


                                   ARTICLE III

                REDEMPTION of THE JUNIOR SUBORDINATED DEBENTURES
                ------------------------------------------------

         Section 3.01 Tax Event or Investment Company Event Redemption. If a Tax Event or Investment Company Event (either, a "Special Event") shall occur and be continuing, the Company may redeem the Junior Subordinated Debentures at any time within 90 days after the occurrence of that Special Event, in whole but not in part, at a redemption price (the "Special Event Redemption Price") equal to the Special Event Make-Whole Amount plus accrued and unpaid interest thereon to but excluding the redemption date. The Special Event Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 11:00 a.m., New York City time, on the date such Special Event Redemption Price is to be paid.

         Section 3.02 Optional Redemption by Company. The Company shall have the option to redeem the Junior Subordinated Debentures at any time, in whole or in part, at a redemption price (the "Optional Redemption Price") equal to the Optional Redemption Make-Whole Amount plus accrued and unpaid interest thereon to but excluding the redemption date. The Optional Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Option Redemption Price by 11:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

         Section 3.03 Notice of Redemption. Subject to Article Three of the Base Indenture, notice of any redemption pursuant to this Article Three will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless the Company defaults in payment of the applicable redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures called for redemption. The Company will notify the Trustee of the amount of the redemption price promptly after the calculation thereof and the Trustee will not be responsible for such calculation.

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD
                      ------------------------------------

         Section 4.01 Extension of Interest Payment Period. So long no Event of Default under Section 6.01 of the Base Indenture has occurred and is continuing, the Company shall have the right, subject to the provisions of Section 2.10 of the Base Indenture, at any time during the term of the Junior Subordinated Debentures, from time to time to defer the payment of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods (an "Extension Period"), during which Extension Period the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity or any earlier redemption date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period imposed pursuant to this Section 4.01, will bear Additional Interest compounded semi-annually. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, including any Additional Interest, Special Interest and Additional Tax Sums, if applicable, to the holders of the Junior Subordinated Debentures in whose names the Junior Subordinated Debentures are registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 10 consecutive semi- annual periods, or extend beyond the Stated Maturity or any earlier redemption date. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Special Interest then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

         Section 4.02 Notice of Extension. (a) If the Property Trustee is the only registered holder of the Junior Subordinated Debentures at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Capital Securities.

                (b) If the Property Trustee is not the only holder of the Junior Subordinated Debentures at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Junior Subordinated Debentures and the Trustee written notice of its election to begin or extend such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Debentures.

                (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.02 shall be counted as one of the 10 consecutive semi-annual periods permitted in the maximum Extension Period permitted under Section 4.01.

                                    ARTICLE V

                                    EXPENSES
                                    --------

         Section 5.01 Payment of Expenses. In connection with the offering, sale and issuance of the Junior Subordinated Debentures to the Property Trustee and in connection with the offering, sale and issuance of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Junior Subordinated Debentures, shall:

                (a) pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Debentures, including commissions to the Purchaser payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Base Indenture;

                (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                (c) pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Capital Securities;

                (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

                (e) pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust (but not including withholding taxes imposed on holders of Capital Securities or Common Securities of the Trust).

         Section 5.02 Payment upon Resignation or Removal. Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.10 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to it under Section 7.06 of the Base Indenture accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, and their respective counsel, as the case may be, all amounts owed to them under Section 8.7 of the Trust Agreement accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI

                      FORM OF JUNIOR SUBORDINATED DEBENTURE
                      -------------------------------------

         Section 6.01 Form of Junior Subordinated Debenture. The Junior Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

                                   ARTICLE VII

                ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES
                ------------------------------------------------

         Section 7.01 Original Issue of Junior Subordinated Debentures. (a) Junior Subordinated Debentures in the initial aggregate principal amount of $309,300,000 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Debentures to or upon the written order of the Company, signed by its Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman or any Vice President (whether or not designated by a number or word or words added before or after the title Vice President) and by its Treasurer, an Assistant Treasurer, the Controller, its Secretary or an Assistant Secretary, without any further corporate action by the Company as follows: (i) $309,300,000 initial aggregate principal amount of Private Debentures to be originally issued on the Closing Date (as defined in the Purchase Agreement) and (ii) subject to the issuance of additional Junior Subordinated Debentures as described in the next sentence, $309,300,000 aggregate principal amount of Exchange Debentures to be issued upon surrender of and in exchange for the Private Debentures pursuant to Section
8.01. Additional Junior Subordinated Debentures without limitation as to amount, and without the consent of the holders of the then

Outstanding Junior Subordinated Debentures, may also be authenticated and delivered in the manner provided in Section 2.01 of the Base Indenture. Any such additional Junior Subordinated Debentures may be authenticated and delivered before or after the Exchange Offer and will have the same Stated Maturity and other terms as those initially issued.

         (b) Each Exchange Debenture shall be issued only upon surrender of and in exchange for a like aggregate principal amount of Private Debentures and any Private Debentures surrendered in exchange for Exchange Debentures shall be canceled.

                                  ARTICLE VIII

                             EXCHANGE OF SECURITIES
                             ----------------------

         Section 8.01 Mandatory Tender in Exchange Offer. The Junior Subordinated Debentures will not be convertible into any other securities or property of the Company. The Junior Subordinated Debentures may not be exchanged for Securities of any other series, except that if the Company effects an exchange offer pursuant to Section 2(a) of the Exchange and Registration Rights Agreement and, if pursuant to such exchange offer, the Company offers to exchange any Private Debentures for Exchange Debentures, and the Property Trustee is the only registered holder of the Junior Subordinated Debentures at such time, then, to the extent permitted by law, each holder of the Private Debentures shall be obligated to tender all the Private Debentures held by such holder in exchange for a like principal amount of the Exchange Debentures in accordance with the Company's instructions.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         Section 9.01 Ratification of Indenture; First Supplemental Indenture Controls. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

         Section 9.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         Section 9.03 Governing Law. This First Supplemental Indenture and each Junior Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute).

         Section 9.04 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Junior Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Junior Subordinated Debentures, but this First Supplemental Indenture and the Junior Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 9.05 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

                                        DPL INC.


                                        By:    /s/Elizabeth M. McCarthy
                                           ------------------------------------
                                        Name:     Elizabeth M. McCarthy
                                        Title:    Vice President and Chief
                                                  Financial Officer


                                        The Bank of New York,
                                        as Trustee

                                        By:    /s/Paul J. Schmalzel
                                           ------------------------------------
                                        Name:     Paul J. Schmalzel
                                        Title:    Vice President

                                                                       EXHIBIT A

                     (FORM OF JUNIOR SUBORDINATED DEBENTURE)

     THE DEBENTURES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE DEBENTURES EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN SUCH DEBENTURES, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE DEBENTURES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE DEBENTURES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER THE DEBENTURES EVIDENCED HEREBY EXCEPT (A) TO DPL INC. OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE DEBENTURES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE DEBENTURES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS DPL INC. MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD

APPLICABLE TO SALES OF THE DEBENTURES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR SUCH EARLIER TIME AS A TRANSFER OF THE DEBENTURES EVIDENCED HEREBY IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

     AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                   Registered

NUMBER R-1                                             $________________
                                    DPL INC.

            8 1/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                              DUE SEPTEMBER 1, 2031

Dated:  __________________                             [CUSIP__________________]

     Registered Holder:

     DPL INC., a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the
principal sum of                                             ($           ) on
September 1, 2031, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this debenture (the "Debenture"), in like coin or currency, semiannually in arrears on the 1st day of March and September of each year (each, an "Interest Payment Date") commencing March 1, 2002, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Debenture, in which case from August 31, 2001, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Debenture, compounded semiannually. The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Certificate is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the fifteenth day of the calendar month next preceding the month in which the applicable Interest Payment

Date occurs or, if such fifteenth day of the month is not a Business Day, then the Business Day next preceding such day. This Debenture may be presented for payment of principal and interest at the principal corporate trust office of The Bank of New York, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register; provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a 360-day year of twelve 30-day months (and for any partial periods on the basis of the number of days elapsed in a 360-day year of twelve 30-day months).

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture from time to time to defer payment of interest on this Debenture, for up to ten consecutive semiannual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond September 1, 2031 or any earlier redemption date. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (together with any Additional Interest thereon to the extent permitted by applicable law, Special Interest, and Additional Tax Sums, if applicable). During any such Extension Period, the Company shall not, and shall cause any Subsidiary of the Company not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes Common Stock and preferred stock) or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity with or junior to this Debenture or make any guarantee payments with respect to any DPL Guarantee or other guarantee by the Company that ranks on a parity with or junior to this Debenture (other than (a) dividends or distributions payable in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any DPL Guarantee relating to the Preferred Securities issued by the DPL Trust holding this Debenture, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, however, that no Extension Period shall exceed ten consecutive semiannual periods or extend beyond September 1, 2031 or any earlier redemption date. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (together with any Additional Interest, Special Interest and Additional Tax Sums, if applicable) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. If the Property Trustee is the only registered holder of the Debentures of this series, the Company shall give written notice to the Property Trustee and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the relevant DPL Trust would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Capital Securities. If the Property Trustee is not the only holder of the Debentures of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Debentures of this series and the Trustee written notice of its election to begin or extend such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debentures of this series.

     This Debenture is issued pursuant to an Indenture, dated as of August 31, 2001, between the Company, as issuer, and The Bank of New York, a New York banking corporation, as trustee, as supplemented by a First Supplemental Indenture dated as of August 31, 2001 (as further supplemented or amended from time to time, the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Debentures. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

     The Debentures of this series shall have an initial aggregate principal amount of Three Hundred and Nine Million Three Hundred Thousand Dollars ($309,300,000).

     The indebtedness of the Company evidenced by this Debenture, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debenture, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

     IN WITNESS WHEREOF, DPL INC. has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board, or its Chief Executive Officer, or its President or any Vice Chairman, or any Vice President and by its Treasurer or an Assistant Treasurer or its Controller or its Secretary or an Assistant Secretary.

                                                DPL INC.


                                                By:____________________________
                                                   Name:
                                                   Title:

                                                By:____________________________
                                                   Name:
                                                   Title:
[Seal]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities, of the series designated herein, described in the within-mentioned Indenture.

Dated:                                          THE BANK OF NEW YORK, as Trustee


                                                By:____________________________
                                                        Authorized Signatory

                              REVERSE OF DEBENTURE

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the payment of principal or interest on the Debentures of this series or with respect to compliance with certain covenants occurs and is continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Debentures of each series as to which such Event of Default has occurred may declare the principal amount of all the Debentures of such series, together with any accrued interest (including any Additional Interest, Special Interest and Additional Tax Sums), to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if such notice is given by Holders). If the Debentures have been issued to an DPL Trust, upon such an Event of Default, if the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures of this series fails to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities of such DPL Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest, Special Interest and Additional Tax Sums) on all the Debentures of such series shall become immediately due and payable; provided that the payment of principal and interest on the Debentures shall remain subordinated to the extent provided in the Indenture.

     If an Event of Default with respect to certain covenants applicable to all series of securities issued under the Indenture (collectively, the "Securities") occurs and is continuing, then either the Trustee or the Holders of not less than 25% in principal amount of all then outstanding Securities under the Indenture (voting as a single class) may declare the principal amount of all such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if such notice is given by Holders). If the Securities of a series issued under the Indenture have been issued to an DPL Trust, upon such an Event of Default, if the Trustee and the Holders of not less than 25% in principal amount of all outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities of such DPL Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest and Special Interest) on all the Securities of that series shall become immediately due and payable; provided that the payment of principal and interest shall remain subordinated to the extent provided in the Indenture.

     The Indenture provides that in certain events such declaration that principal and accrued interest are due and payable, and the consequences of such declaration, may be rescinded and annulled by the holders of at least a majority in principal amount of the Securities then outstanding under the Indenture as to which such acceleration of the payment of principal and interest has occurred, voting as one class. In the case of Securities issued under the Indenture to one or more DPL Trusts, should the Holders of such Securities fail to rescind and annul such declaration and its consequences, the Holders of at least a majority in aggregate liquidation amount of the corresponding Capital Securities of such DPL Trusts shall have such right. The Indenture also provides that the Holders of at least a majority in principal amount of all of the


                                     A-1-6

Securities of all series then outstanding as to which an Event of Default has occurred may, on behalf of all Holders of such Securities, waive any past default under the Indenture other than (a) a default in the payment of the principal of or interest on any of the Securities or (b) a default in respect of a covenant or provision of the Indenture which under the terms of the Indenture cannot be modified or amended without the consent of each Holder of Securities so affected. In the case of Securities of one or more series issued to one or more DPL Trusts, the Indenture provides that the Holders of at least a majority in aggregate liquidation amount of the corresponding Capital Securities issued by such DPL Trusts shall also have the right to waive such defaults.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of all affected series (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than that herein prescribed, without the consent of the Holder of each security so affected, (ii) reduce the percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of all Holders of Securities then outstanding, (iii) modify certain provisions of the Indenture relating to waiver of compliance with covenants, waiver of defaults or modification of the Indenture without the consent of all Holders of Securities then outstanding, except to increase the percentage of Holders required for such waiver or modification, or (iv) modify the provisions with respect to the subordination of outstanding Securities of any series in a manner adverse to the Holders thereof, without the consent of the Holder of each security so affected; provided, however, that, in the case of the Securities of a series issued to an DPL Trust, so long as any of the corresponding series of Capital Securities issued by such DPL Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities or Preferred Securities in any material respect, and no termination of the Indenture shall occur, and no waiver of any Event of Default with respect to such series or compliance with any covenant with respect to such series under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such Capital Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon shall have been paid in full and (ii) no amendment shall be made to Section 6.05 of the Base Indenture (regarding the right of Holders of Capital Securities to institute a suit directly against the Company) that would impair the rights of the Holders of Capital Securities provided therein without the prior consent of all Holders of Capital Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full.

     As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Debentures of this series at any time, in whole but not in part, at the Optional Redemption Price. In addition, if a Special Event shall occur and be continuing, the Company may redeem the Debentures of this series at any time within 90 days after the


                                     A-1-7
occurrence of that Special Event, in whole but not in part, at the Special Event Redemption Price.

     Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Debentures. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

     If the Company does not comply with certain of its obligations under the Exchange and Registration Rights Agreement, this Debenture shall bear additional interest ("Special Interest") in addition to the interest provided for in
Section 2.05(a) of the First Supplemental Indenture to the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures of this series upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.



                                     A-1-8

     The Company and, by acceptance of this Debenture or a beneficial interest in this Debenture, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

     This Debenture shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute).

                                                                     EXHIBIT A-1

                         FORM OF CERTIFICATE OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Please insert Social Security or other taxpayer identification number of transferee:

________________________________

________________________________________________________________________________
(Name and Address of Transferee, including Zip Code, must be printed or typewritten)

________________________________________________________________________________
     the within Junior Subordinated Deferrable Interest Debenture (the "Debenture") and hereby irrevocably constitutes and appoints ___________________ attorney to transfer said Debenture on the Register of the Debentures, with full power of substitution in the premises.

     In connection with any transfer of the within Debenture occurring prior to such date as restrictions on the transfer of such security imposed by the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder shall be terminated in accordance with the Indenture, the undersigned confirms that such Debenture is being transferred:

         [___]  To DPL Inc. or a subsidiary thereof; or

         [___] Pursuant to an effective registration statement under the Securities Act; or

         [___] Pursuant to and in compliance with Rule 144A under the Securities Act; or

         [___] Pursuant to and in compliance with Regulation S under the Securities Act; or

         [___] To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act; or

         [___]  Pursuant to and in compliance with Rule 144 under the Securities
                Act:

     and unless the box below is checked, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of DPL Inc., as defined in Rule 144 under the Securities Act (an "Affiliate"):

         [___]  The transferee is an Affiliate of DPL Inc.

Date:  __________________________
                                                ________________________________

                                                ________________________________
                                                        Signature(s)

                                                Signature(s) must be guaranteed.

                                     A-1-1

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Junior Subordinated Deferrable Interest Debenture in every particular, without alteration or enlargement or any change whatever.


                                     A-1-2

[IF JUNIOR SUBORDINATED DEBENTURE IS AN EXCHANGE DEBENTURE, INSERT - FORM OF ASSIGNMENT


For Value Received, the undersigned assigns and transfers this Junior Subordinated Debenture to:_____________________________________________________
(Insert assignee's social security or tax identification number)

_________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints _____________________________ agent to transfer this Junior Subordinated Debenture Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature(s):

           ___________________________________________________________
           ___________________________________________________________
                 (Sign exactly as your name appears on the other
            side of this Junior Subordinated Debenture Certificate)

NOTICE: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17AD-15.



                                     A-1-3

                                                                       EXHIBIT B

                        FORM OF LETTER TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS

The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention:  Corporate Trust Administration

Dear Sirs and Mesdames:

     We understand that the 8 1/8% Junior Subordinated Deferrable Interest Debentures due September 1, 2031 (the "Debentures") of DPL Inc. ("DPL") are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that the Debentures have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Debentures, that if, prior to the expiration of the holding period applicable to sales of any Debenture under Rule 144(k) under the Securities Act, we decide to offer, resell or otherwise transfer such Debenture, such Debenture may be offered, resold or otherwise transferred only (i) to DPL or a subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) inside the United States to a person who is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in compliance with Rule 144A under the Securities Act, (iv) inside the United States to an Institutional Accredited Investor (as defined below) that, prior to such transfer, furnishes to The Bank of New York, as trustee ( the "Trustee"), a signed letter in the form hereof and such other opinions and certifications that such trustee or DPL may request, (v) outside the United States in compliance with Rule 904 under the Securities Act or (vi) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) and (vii) in each case, in accordance with any applicable securities laws of the States of the United States or any other applicable jurisdiction and in accordance with the legend set forth on the Debentures. We further agree to provide any person purchasing any of the Debentures from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that any Debentures will bear a legend reflecting the substance of this paragraph.

     We confirm that:

               (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) and (3) under the Securities Act (an "Institutional Accredited Investor");

               (ii) (A) any acquisition of Debentures by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in
          Section 3(a)(5)(A) of the Securities Act that is acquiring Debentures as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

               (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Debentures;

               (iv) we are not acquiring Debentures with a view to resale or distribution thereof or with any present intention of offering or selling Debentures, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                  (v) we have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of DPL and receive answers thereto, as we deem necessary in connection with our decision to acquire Debentures.

     We acknowledge that DPL, you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                       (Name of Transferee)

                                        By:________________________________
                                           Name:
                                           Title:
                                           Address:

                                                                       EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE
             144A GLOBAL DEBENTURE TO REGULATION S GLOBAL DEBENTURE

The Bank of New York
101 Barclay Street, 21 West
New York, New York 10280

Attention:  Corporate Trust Administration

         Re:  DPL Inc. (the "Company") 8 1/8% Junior Subordinated
         Deferrable Interest Debentures due September 1, 2031 (the "Debentures")

         Reference is hereby made to the Indenture (the "Base Indenture") dated as of August 31, 2001 between the Company and The Bank of New York, as Trustee (as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") dated as of August 31, 2001, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to _________________ Private Debentures which are evidenced by a 144A Global Debenture (CUSIP No. [ ]) and held with the Depositary indirectly in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Private Debentures to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

         The offer of the Private Debentures was not made to a person in the United States;

         (A)   either:

                        (i) at the time the buy order was originated, the
               transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                        (ii) the transaction was executed in, on or through
               the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

         (B) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) under the Securities Act, as applicable;

         (C) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

         (D) we have advised the transferee of the transfer restrictions applicable to the Private Debentures.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined herein or in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:

                                            [Insert Name of Transferor]


                                            By:_________________________________
                                               Name:
                                               Title:

         (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                                                                       EXHIBIT D

                          FORM OF TRANSFER CERTIFICATE
             REGULATION S GLOBAL DEBENTURE TO 144A GLOBAL DEBENTURE

The Bank of New York
101 Barclay Street, 21 West
New York, New York 10280

Attention:  Corporate Trust Administration

         Re: DPL Inc. (the "Company") 8 1/8% Junior Subordinated Deferrable Interest Debentures due September 1, 2031 (the "Debentures")

         Reference is hereby made to the Indenture (the "Base Indenture") dated as of August 31, 2001 between the Company and The Bank of New York, as Trustee (as supplemented by the First Supplemental Indenture (the "Supplemental Indenture") dated as of August 31, 2001, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to _________________ Private Debentures which are evidenced by a Regulation S Global Debenture (CUSIP No. [ ]) and held with the Depositary indirectly in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Private Debentures to a Person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that the (i) the Transferor's interest in the Private Debentures is being transferred in accordance with the transfer restrictions set forth in the Indenture and in the Private Debenture; and (ii) the transferee is a person who the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         Dated:
                                            [Insert Name of Transferor]


                                            By:_________________________________
                                               Name:
                                               Title:

         (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)